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                                                                  EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors of Salomon Smith Barney Holdings Inc.:

We consent to the incorporation by reference in the Registration Statements of Salomon Smith Barney Holdings Inc. on:

Form S-3 Registration Statement No. 33-40600,
Form S-3 Registration Statement No. 33-41932,
Form S-3 Registration Statement No. 33-48199,
Form S-3 Registration Statement No. 33-49136,
Form S-3 Registration Statement No. 33-57922,
Form S-3 Registration Statement No. 33-51269,
Form S-3 Registration Statement No. 33-54929,
Form S-3 Registration Statement No. 33-56481,
Form S-3 Registration Statement No. 333-01807,
Form S-3 Registration Statement No. 333-02897,
Form S-3 Registration Statement No. 333-11881,
Form S-3 Registration Statement No. 333-38931, and
Form S-8 Registration Statement No. 33-55250;

of our report dated November 28, 1997 on our audits of the supplemental consolidated financial statements of Salomon Smith Barney Holdings Inc. and Subsidiaries (the "Company") as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996, which is incorporated by reference in the form 8-K dated November 28, 1997 of Salomon Smith Barney Holdings Inc.


/s/ Coopers & Lybrand L.L.P.
----------------------------

New York, New York
November 28, 1997